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                                                                    EXHIBIT (99)

                  OPERATING MARGIN AND RATE VOLUME ANALYSIS
                          D&N FINANCIAL CORPORATION



                                     AVERAGE BALANCE        AVERAGE RATE                 INTEREST                 VARIANCE DUE TO:
                                  ------------------------------------------------------------------------------------------------
OPERATING MARGIN FOR                   SEPTEMBER 30,        SEPTEMBER 30,      SEPTEMBER 30,         INCREASE
       QUARTER ENDED                  1997       1996        1997     1996      1997    1996        (DECREASE)    VOLUME    RATE
                                  ------------------------------------------------------------------------------------------------
                                   (Dollars in thousands)                                          (Dollars in thousands)
INTEREST-EARNING ASSETS:
-----------------------
    Loans receivable              $1,226,453   $1,102,336   8.26%     8.15%   $25,453     $22,466       $2,987      $2,690   $297
    Mortgage-backed securities       258,813      144,712   7.16%     7.31%     4,631       2,646        1,985       2,043    (58)
    Investment                       130,255      105,163   6.26%     7.54%     2,058       1,993           65         433   (368)
                                  ----------   ----------   -----     -----   -------     -------       ------      ------   -----
                                   1,651,520    1,352,210   7.92%     8.01%    32,142      27,105        5,037       5,166   (129)
                                  ----------   ----------   -----     -----   -------     -------       ------      ------   -----

INTEREST-BEARING LIABILITIES:
----------------------------
    Deposits                       1,023,886      941,757   4.76%     4.61%    12,279      10,917        1,362         999    363
    Borrowings
      Securities sold w/repo          91,119       51,260   5.57%     5.37%     1,296         704          592         566     26
      Notes payable                  390,927      285,416   5.88%     5.52%     5,871       4,023        1,848       1,570    278
      Other borrowed money             7,515        9,355   9.58%     9.36%       180         219          (39)        (44)     5
                                  ----------   ----------   -----     -----   -------     -------       ------      ------  -----
           Subtotal - Borrowings     489,561      346,030   5.88%     5.60%     7,347       4,946        2,401       2,092    309
                                  ----------   ----------   -----     -----   -------     -------       ------      ------  -----
                                   1,513,447    1,287,787   5.12%     4.88%    19,626      15,863        3,763       3,091    672
                                  ----------   ----------   -----     -----   -------     -------       ------      ------  -----
    INTEREST RATE SPREAD                                    2.80%     3.14%
                                                            ====      ====
EXCESS AVERAGE EARNING ASSETS     $  102,073   $   64,423
                                  ==========   ==========
    NET INTEREST MARGIN                                     3.13%     3.37%   $12,516     $11,242       $1,274      $2,076  $(802)
                                                            =====     =====   =======     =======       ======      ======  =====



                                     AVERAGE BALANCE        AVERAGE RATE                 INTEREST                 VARIANCE DUE TO:
                                  ------------------------------------------------------------------------------------------------
OPERATING MARGIN FOR                   SEPTEMBER 30,        SEPTEMBER 30,      SEPTEMBER 30,         INCREASE
      YEAR TO DATE                    1997       1996        1997     1996      1997    1996        (DECREASE)    VOLUME    RATE
                                  ------------------------------------------------------------------------------------------------
                                   (Dollars in thousands)                                    (Dollars in thousands)
INTEREST-EARNING ASSETS:
-----------------------
    Loans receivable              $1,145,964   $1,053,720  8.25%     8.08%   $70,988     $63,881       $ 7,107     $ 5,780  $1,327
    Mortgage-backed securities       254,305      130,588  7.18%     7.55%    13,692       7,399         6,293       6,678    (385)
    Investment                       130,107       99,836  6.25%     7.03%     6,090       5,251           839       1,458    (619)
                                  ----------   ----------   -----     -----   -------     -------       ------      ------   -----
                                   1,530,376    1,284,145  7.91%     7.95%    90,770      76,531        14,239      13,917     322
                                  ----------   ----------  -----     -----   -------     -------       -------     -------  ------
INTEREST-BEARING LIABILITIES:
-----------------
    Deposits                       1,004,148      934,395  4.73%     4.69%    35,554      32,823         2,731       2,427     304
    Borrowings
      Securities sold w/repo          76,433       34,122  5.52%     5.38%     3,202       1,396         1,806       1,766      40
      Notes payable                  360,820      242,175  5.77%     5.50%    15,789      10,140         5,649       5,133     516
      Other borrowed money             7,971        9,836  9.45%     9.60%       565         708          (143)       (132)    (11)
                                  ----------   ----------  -----     -----   --------    -------       -------     -------  ------
           Subtotal - Borrowings     445,224      286,132  5.79%     5.63%    19,556      12,244         7,312       6,767     545
                                  ----------   ----------  -----     -----   --------    -------       -------     -------  ------
                                   1,449,373    1,220,527  5.06%     4.91%    55,110      45,067        10,043       9,194     849
                                  ----------   ----------  -----     -----   -------     -------       -------     -------  ------
    INTEREST RATE SPREAD                                   2.85%     3.04%
                                                           =====     =====
EXCESS AVERAGE EARNING ASSETS     $   81,003   $   63,618
                                  ==========   ==========
    NET INTEREST MARGIN                                    3.11%     3.28%   $35,660     $31,464       $ 4,196     $ 4,723  $ (527)
                                                           =====     =====   =======     =======       =======     =======  ======